Exhibit 99.1

MCEWEN MINING REPORTS Q1 2019 RESULTS

TORONTO, April 30, 2019 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to report its first quarter results for the period ended March 31, 2019 (“Q1”). Production during the quarter was 36,315 gold equivalent ounces(1)(“GEOs”). The operational challenges we experienced in the first two months of the quarter have largely been resolved. We made progress implementing better mining practices at the Black Fox mine and advanced towards commercial production at the Gold Bar mine. Nevertheless, the temporary production delays at Black Fox and a slower start-up at Gold Bar did lower our revenue in the first quarter, contributing to our consolidated net loss of $10.1 million(2), or $0.03 per share. Our consolidated production rebounded during the month of April with approximately 16,500 GEOs, and we are back on track to deliver our guidance for 2019.

The Company closed a registered direct offering of shares for gross proceeds of $25 million on March 29, 2019, and had cash, investments and precious metals of $40.3 million and $50 million in debt as of March 31, 2019.

Our quarter end conference call will occur on Wednesday, May 1st at 11am EDT. Details are provided below.

The table below provides production and cost results for the first quarter ended March 31, 2019, comparative results from last year, and production and cost guidance for the full year 2019.

Production and Costs

	Q1		Full Year
	2018	2019	2019 Guidance
Consolidated Production
Gold (oz)	35,069	26,938	162,000
Silver (oz)	695,651	703,219	3,225,000
GEOs(1)	44,344	36,315	205,000
San José Mine, Argentina (49%)(3)
Gold (oz)	10,822	10,559	49,000
Silver (oz)	692,052	701,341	3,225,000
GEOs(1)	20,049	19,910	92,000
Cash Costs ($/GEO)(1)(4)	934	749	830
AISC ($/GEO)(1)(4)	1,148	1,115	1,060
El Gallo Mine, Mexico
GEOs(1)	12,217	5,432	13,000
Cash Costs ($/GEO)(1)(4)	691	967	875
AISC ($/GEO)(1)(4)	753	989	915
Black Fox Mine, Canada
GEOs(1)	12,078	8,943	50,000
Cash Costs ($/GEO)(1)(4)	849	805	905
AISC ($/GEO)(1)(4)	1,188	1,454	1,080
Gold Bar Mine, Nevada
GEOs(1)	—	(5)	50,000
Cash Costs ($/GEO)(1)(4)	—	—	930
AISC ($/GEO)(1)(4)	—	—	975

Notes:

(1)    Silver and gold production are presented as gold equivalent ounces (GEOs). GEOs approximate prevailing spot prices at the beginning of the year. The silver to gold ratio used for 2018 and 2019 is 75:1.

(2)    All amounts are reported in US dollars unless otherwise stated.

(3)    Represents the portion attributable to us from our 49% interest in the San José Mine.

(4)    Earnings from mining operations, total cash costs per ounce, all-in sustaining costs (AISC) per ounce, and cash, investments and precious metals are non-GAAP financial performance measures with no standardized definition under U.S. GAAP. See “Cautionary Note Regarding Non-GAAP Measures” for additional information, including definitions of these terms.

(5)    Pre-commercial production at Gold Bar during Q1 2019 was 2,030 GEOs.

For the SEC Form 10-Q Financial Statements and MD&A refer to: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000314203

The table below provides financial highlights for the quarter ended March 31, 2019, and comparative results from last year.

Financial Highlights

	Quarter Ended Mar 31, 2018	Quarter Ended Mar 31, 2019
Treasury
Cash, Investments and Precious Metals ($ millions)(4)	55.4	40.3
Working Capital ($ millions)	39.3	32.7
Debt (Term loan) ($ millions)	nil	50.0
Earnings from Mining Operations(4)
Black Fox Mine ($ millions)	3.1	0.6
San José Mine (49%) ($ millions)	3.5	4.8
El Gallo Mine ($ millions)	12.4	2.0
Consolidated Net Income
Net Income (Loss) ($ millions)	(5.2)	(10.1)
Net Income (Loss) per Share ($)	(0.02)	(0.03)
Cash Flow
Net Cash Provided By (Used In) Operations Activities ($ millions)	6.2	(10.8)

Financing

We completed a registered direct offering in March 2019 for aggregate gross proceeds of $25 million, $3 million of which was subscribed for by insiders and is contingent on shareholders’ approval at our upcoming Annual General Meeting on May 23, 2019. The offering was completed in order to fully fund our current mining projects and exploration prospects, and was required in part because of the deferral of revenue from Black Fox and Gold Bar during Q1.

San José Mine, Argentina (49%)

The mine is on-track to achieving our full year guidance for 2019 of 92,000 GEOs. Our attributable production from San José in Q1 was 10,559 gold ounces and 701,341 silver ounces, for a total of 19,910 GEOs, compared to 20,049 GEOs in 2018. Total cash costs and all-in sustaining costs (AISC) were $749 and $1,115 per GEO, respectively. We received approximately $2 million in dividends from our interest in San José during Q1.

El Gallo Mine, Mexico (100%)

Production and cost guidance for 2019 are for 13,000 GEOs at a cash cost and AISC of $875 and $915 per GEO, respectively. During Q1, the mine produced 5,432 GEOs, compared to 12,217 GEOs in 2018. Total cash costs and AISC were $967 and $989 per GEO, respectively. Mining ceased at El Gallo by the end of May 2018, and the mine continues to recover gold from residual leaching of the heap leach. During the quarter, the process plant underwent a small expansion to improve efficiency and enable faster gold recovery.

Fenix Project

During Q1, we spent $0.8 million on activities required to advance the Fenix Project. Work on the Fenix Project feasibility study and permitting is progressing. We expect the feasibility study to be complete in the second quarter of 2019 and permitting in the third quarter of 2019.

Black Fox Mine, Canada (100%)

Production and cost guidance for 2019 are for 50,000 GEOs at cash cost and AISC of $905 and $1,080 per GEO, respectively. During Q1, the mine produced 8,943 GEOs, compared to 12,078 GEOs in 2018. Total cash costs and AISC were $805 and $1,454 per GEO, respectively. AISC was elevated in Q1 due to higher underground development expenses incurred to open more mining areas, an investment that will position the mine for a strong second half of 2019.

Gold and silver production decreased in Q1 as a result of some temporary operational challenges. Beginning in January, the operation had difficulty accessing mineralized material within a working area, and subsequently a fire damaged the crushing plant operated by a contractor. These incidents caused eight weeks of delays in crushing and shipping mineralized material to the mill. Production has now returned to normal.

Our 2019 exploration budget for the Black Fox Complex is $17 million and includes surface and underground drilling. Surface drilling with seven drill rigs started in April, and we will begin announcing assay results in late May.

Gold Bar Mine, USA (100%)

The first gold ingot was poured at Gold Bar on February 16th. During Q1, pre-commercial production totalled 2,030 GEOs. Revised production and cost guidance for 2019 are for 50,000 GEOs at cash cost and AISC of $930 and $975 per GEO, respectively. We expect Gold Bar to achieve commercial production during the second quarter of 2019.

The ramp-up of production at Gold Bar is progressing and we are addressing commissioning challenges with the crushing and screening plants. Issues related to material handling have been resolved and the throughput of the ore handling and stacking system is increasing. Other aspects of the mine are performing as designed. Guidance has been revised from 55,000 to 50,000 GEOs as a result of the slower than expected start-up.

Los Azules Project, Argentina (100%)

We defined a new low altitude all-year access route (Northern access route) in Argentina during 2018. The route was explored by overland expedition during March 2019 and confirmed to be viable for access and also for the proposed electrical transmission line. Preliminary engineering, cost and schedule estimates are in progress. Additional evaluation studies on infrastructure have been ongoing.

During Q1, we spent $0.9 million on technical and environmental baseline monitoring work, to advance permitting efforts. We are targeting the submission of the Environmental Impact Assessment within the next twelve months and expect the Environmental Impact Declaration to be received during 2020.

Conference Call and Webcast

We invite you to join our conference call, where management will discuss our Q1 financial results and project developments and follow with a question and answer session. Questions can be asked directly by participants over the telephone or can be emailed in advance to info@mcewenmining.com. Please email questions prior to the start of the call.

	Toll Free US & Canada:	1 (844) 630-9911
Wednesday, May 1st, 2019	Outside US & Canada:	1 (210) 229-8828
11:00 am EDT	Conference ID Number:	7153978
	Webcast Link:	https://edge.media-server.com/m6/p/f9aq4wwd

An archived replay of the webcast will be available for one week after it takes place. Access the replay using the link https://edge.media-server.com/m6/p/f9aq4wwd or by calling (855) 859-2056 (North America) / (404) 537-3406 (International), Conference ID Number 7153978.

ABOUT MCEWEN MINING

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the Black Fox mine in Timmins, Canada; the Fenix Project in Mexico; the Gold Bar mine in Nevada; and the large Los Azules copper project in Argentina, advancing towards development.

McEwen has approximately 360 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 22% of the shares.

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

Technical Information

The technical contents of this news release has been reviewed and approved by Chris Stewart, P.Eng., President & COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 “Standards of Disclosure for Mineral Projects.”

CAUTIONARY NOTE REGARDING NON-GAAP MEASURES

In this report, we have provided information prepared or calculated according to U.S. GAAP, as well as provided some non-U.S. GAAP (“non-GAAP”) performance measures. Because the non-GAAP performance measures do not have any standardized meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies.

Total Cash Costs and All-in Sustaining Costs

Total cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current operations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs, and exclude depreciation and amortization. All-in sustaining cash costs consist of total cash costs (as described above), plus environmental rehabilitation costs, amortization of the asset retirement costs related to operating sites, sustaining exploration and development costs, sustaining capital expenditures, and sustaining lease payments. Both cash costs and all-in sustaining costs are divided by the gold equivalent ounces sold to determine cash costs and all all-in sustaining costs on a gold equivalent basis. For both total cash costs and all-in sustaining costs we include our attributable share of total cash costs from operations where we hold less than a 100% economic share in the production, such as MSC, where we hold a 49% interest. For MSC, total cash cost and all-in sustaining cash cost per ounce sold are calculated on a co-product basis by dividing the respective proportionate share of the total cash costs and all-in sustaining cash costs for the period attributable to each metal by the ounces of each respective metal sold. We use and report these measures to provide additional information regarding operational efficiencies both on a consolidated and an individual mine basis, and believe that these measures provide investors and analysts with useful information about our underlying costs of operations. A reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

Earnings from mining operations

The term earnings from mining operations is a Non-GAAP financial measure. We use and report this metric because we believe it provides investors and analysts with a useful measure of the underlying earnings from our mining operations. We define earnings from mining operations as Gold and Silver Sales from our El Gallo Project and Black Fox mine, and our 49% attributable share of the San José mine’s Net Sales, less their respective production costs applicable to sales. To the extent that Production Costs Applicable to Sales may include depreciation and amortization expense related to the fair value increments on historical business acquisitions (fair value paid in excess of the carrying value of the underlying assets and liabilities assumed on the date of acquisition), we exclude this expense in order to arrive at production costs applicable to sales that only include depreciation and amortization expense incurred at the mine site level. A reconciliation to the nearest US GAAP measure, gold & silver sales and production costs applicable to sales, is provided in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

Cash, investments and precious metals

The term cash, investments and precious metals used in this report is a non-GAAP financial measure. We report this measure to better understand our liquidity in each reporting period. Cash, investments and precious metals is calculated as the sum of cash, investments and ounces of doré held in inventory, valued at the London PM Fix spot price at the corresponding period. A reconciliation to the most directly comparable U.S. GAAP measure is provided in McEwen Mining’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647)-258-0395 ext 320 info@mcewenmining.com	Website: www.mcewenmining.com Facebook: facebook.com/mcewenrob Twitter: twitter.com/mcewenmining Instagram: instagram.com/mcewenmining	150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9 (866)-441-0690